SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AMERICAN ELECTRIC TECHNOLOGIES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN ELECTRIC TECHNOLOGIES, INC.

1250 Wood Branch Park Drive,

Suite 600

Houston, Texas 77079

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of American Electric Technologies, Inc. which will be held at the principal office of the Company, 1250 Wood Branch Park Drive, Suite 600, Houston, Texas 77079 at 1:00 p.m., Central Time, on Friday, May 12, 2017.

During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.

We are again following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2017 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. Stockholders of record will receive a notice with instructions on how to access those documents over the internet and request a paper copy of our proxy materials, including this proxy statement, our 2016 Annual Report and voting instructions. Stockholders whose shares are held in a brokerage account will receive this information from their broker.

Whether or not you plan to attend the Annual Meeting, it is important that you vote by promptly completing, dating, signing and returning your proxy card by mail or following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.

On behalf of the directors, officers and employees of American Electric Technologies, Inc., I thank you for your continued support.

Sincerely,

CHARLES M. DAUBER
President and CEO

March 24, 2017

AMERICAN ELECTRIC TECHNOLOGIES, INC.

1250 Wood Branch Park Drive,

Suite 600

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2017

The 2017 Annual Meeting of the Stockholders (the “Annual Meeting”) of American Electric Technologies, Inc., a Florida corporation (the “Company”), will be held at the principal office of the Company, 1250 Wood Branch Park Drive, Suite 600, Houston, Texas 77079 on Tuesday, May 12, 2017 at 1:00 p.m., Central Time, for the following purposes:

1.	To elect five (5) members to the Company’s Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for 2017;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To vote on the desired frequency of the non-binding advisory vote to approve executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on March 16, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.

You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

William Brod
Secretary

Houston, Texas

March 24, 2017

AMERICAN ELECTRIC TECHNOLOGIES, INC.

1250 Wood Branch Park Drive,

Suite 600

Houston, Texas 77079

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2017

About this Proxy Statement

This Proxy Statement is being made available on or about March 24, 2017 to the holders of common stock (the “common stock”) of American Electric Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2017, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Voting Instructions for Stockholders of Record

If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by internet, mail or by attending the Annual Meeting.

Voting on the Internet

•	Go to: www.investorvote.com/AETI: enter the 12-digit control number from the Notice Card sent to you in the mail and then follow the on-screen instructions.

Voting by Mail

•	Download or Request a paper copy of the proxy card as instructed below.

•	Return your signed and dated proxy card for receipt by 1:00 Central Time on May 12, 2017, the time and date of the Annual Meeting.

Voting in Person

•	You may vote in person at the Annual Meeting, even if you already voted by mail and your vote at the meeting will supersede any prior vote.

Voting Instructions for Beneficial Owners

•

If your shares are held in a stock brokerage account or other custodial account you are considered the beneficial owner of shares held in street name. You may vote by internet, telephone, mail or in person.

Voting on the Internet

•	Go to: www.proxyvote.com, enter the 12-digit control number from the Notice Card sent to you by your broker or custodian and follow the on-screen instructions.

Voting by Telephone

•	Call the toll-free number on the Notice Card sent to you by your broker or nominee.

Voting by Mail

•	Follow the instructions included on the Notice Card sent to you by your broker or nominee.

Voting in Person

•

Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.proxyvote.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares.

To Request a Paper Copy of Proxy Materials or Proxy Card for 2017 Annual Meeting of Stockholders:

Stockholders of Record

If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy.

To order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of the notice or proxy card you received when requesting a set of proxy materials.

•

Internet: Go to www.investorvote.com/AETI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

•

Telephone: Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•

Email: Send email to investorvote@computershare.com with “Proxy Materials AETI.” in the subject line. Include in the message your full name and address, plus the 12-digit number located on the Notice Card sent to you in the mail, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

All requests for a paper copy of the proxy materials must be received at least 10 business days prior to the Annual Meeting date to facilitate timely delivery.

Beneficial Owners

If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to April 28, 2017 to facilitate timely delivery:

•	Internet: www.proxyvote.com.

•	Telephone: Call toll-free at 1-800-579-1639.

•	Email: Send a blank email to sendmaterial@proxyvote.com with the 12-digit control number that appears on the Notice sent to you from your broker or nominee in the subject line.

Revocability and Voting of Proxy

Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors, FOR Proposal No. 2, FOR Proposal No. 3 and Three Years on Proposal No. 4.

Record Date, Voting Rights and Quorum

Only stockholders of record at the close of business on March 16, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. At that date there were 8,335,968 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding. At the Annual Meeting, each share of Common Stock will be entitled to one vote and each share of Series A Preferred Stock will be entitled to one vote (which represents the number of shares of Common Stock into which each share of Series A Preferred Stock is currently convertible) and the holders of Common Stock and the Series A Preferred Stock vote together as a single class on all matters to be presented at the Annual Meeting, other than the Election of Preferred Director, as described below. Accordingly, holders of Common Stock and Series A Preferred Stock may cast an aggregate of 9,335,968 votes at the Annual Meeting. The holders of a majority of these 9,335,968 voting rights represented by shares of Common Stock and Series A Preferred Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has six directors, one of whom is elected solely by the holder of our Series A Preferred Stock. Accordingly, five directors will be elected by the stockholders as of the Record Date at the Annual Meeting to hold office until the 2017 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees of the Board of Directors named below.

Each nominee of the Board of Directors has indicated that he is willing and able to serve as director if elected. If any nominee of the Board of Directors becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Corporate Governance and Nominating Committee of the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required

The five nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will have no effect on the election since only votes “FOR” a nominee are counted in order to determine the five nominees with the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees of the Board of Directors

The following five nominees have been recommended for election by the Corporate Governance and Nominating Committee and are the nominees of the Board of Directors. Certain information about the nominees, including their experience, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee and the Board to conclude that the nominees should continue to serve as directors of the Company is set forth below. All of the nominees are currently members of the Board of Directors and were elected by the stockholders at the 2016 Annual Meeting.

Charles M. Dauber, age 48, became President and CEO of the Company in September 2009 and a director in November 2009. He served as Senior Vice President of Marketing of the Company from May 2007 to September 2009. Mr. Dauber was hired by M&I on February 1, 2007 and was President of M&I from January 2008 to September 2009. From September 2006 until January, 2007 he was a self-employed consultant providing start-up strategy and marketing advisory services. From March, 2005 until September, 2006, Mr. Dauber was President and CEO of Nevis Networks, a venture-backed network security start-up company in Silicon Valley. From February, 2001 until March, 2005 he held various positions including Vice President of Marketing and Business Development for Blue Coat, a leading network security equipment provider which was acquired by Symantec in 2016. Mr. Dauber was founder and CEO of a broadband service provider and has held management positions at Copper Mountain Networks and Teradyne, Inc. He holds a BBA degree from the University of Texas with emphasis in Electrical Engineering and Marketing.

The Board believes that Mr. Dauber provides essential insight and expertise concerning the business, operations and strategies of the Company that is needed for the Board’s oversight and decision-making responsibilities.

Peter Menikoff, age 76, is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. from February 2000 to May 2001. He has been a director of the Company since May 2007, Vice Chairman of the Board from November 2009 to May 2014 and Chairman of the Board since May 2014. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc., an oil and gas drilling/production supplies, services and equipment company, from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation from April 1997 until June 1998. Prior to that, Mr. Menikoff served as a Senior Vice President of Tenneco, Inc., from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation, an agricultural and construction equipment company and a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff served as a director of Chubb Limited, formerly named ACE Limited, from 1986 until his retirement in 2016. Chubb Limited is the world’s largest publicly traded property and casualty insurer and is listed on the New York Stock Exchange. Mr. Menikoff holds a Bachelor of Science in Engineering from Rensselaer Polytechnic Institute, a Master of Business Administration from Columbia University and a Doctor of Jurisprudence from the Bates College of Law of the University of Houston. Mr. Menikoff is a member of the State Bar of Texas.

The Board believes that Mr. Menikoff’s extensive experience as a senior executive and director of major public companies assists the Board and management in strategic planning, managing for growth and the Board’s governance process.

Neal M. Dikeman, age 41, was most recently a venture capitalist at the corporate venture capital arm of Royal Dutch Shell, which he joined in 2013. He has been a director of the Company since August 2011. Prior to joining Shell, he was a founding partner of Jane Capital Partners, a clean-tech merchant banking firm, from 2001-2013. At Jane Capital he served as alternative energy advisor to a number of multinational energy companies, and cofounded 7 venture-backed alternative energy and technology startups; serving in various capacities both as director and full time or acting executive. From 2000 to 2001 Mr. Dikeman oversaw mergers and acquisitions at Globalgate, Inc., an ecommerce investment firm, and the parent company of Yellowpages.com. From 1999 to 2000 he was an Associate at private equity fund manager Doyle & Boissiere LLC, which invested in mid-market manufacturing companies. Mr. Dikeman began his career in energy investment banking with Bankers Trust in the oil & gas and energy service sectors. He holds a B.A. from Texas A&M University, and has served on the board of a number of technology startups.

The Board believes that Mr. Dikeman’s combined experience in oil & gas, renewable energy and corporate finance will assist the Board and management in formulating strategy for the Company’s renewable energy products and services and for corporate finance matters.

Edward L. Kuntz, 72 joined the Board of Directors in September 2013. Mr. Kuntz has served as Chairman of Kindred Healthcare, Inc. (NYSE: KND), one of the largest providers of long-term health care services in the United States, from May 2009 until May 2014, when he did not run for reelection. He served as the Executive Chairman of Kindred from January 2004 to May 2009 and as Kindred’s Chairman and Chief Executive Officer from January 1999 to December 31, 2003. Mr. Kuntz is a director of Rotech Healthcare, Inc., one of the largest providers of home medical equipment and related products and services in the United States, where he serves as a member of the audit and operating committees. He has been on the Board of Directors of U.S. Physical Therapy Inc. since August 2014. He is also a senior operating partner with Sentinel Capital Partners, a New York-based private equity firm where he serves on a number of portfolio company boards and an advisory partner of Aperture Venture Partners and Woodway Financial Advisors. Mr. Kuntz previously served as CEO of Kindred from 1999-2003 and as a director of PharMerica.

The Board believes that Mr. Kuntz’s experience as an executive and director of a variety of growing public and private equity-backed companies brings valuable experience to the board in matters such as organizational structure, corporate strategy, operational performance measurement and improvement and governance.

J. Hoke Peacock II, age 76, has been a partner with the law firm of Orgain, Bell & Tucker, L.L.P. since 1971. He has been a director of the Company since May 2007 and was a director of M&I, the predecessor company to AETI, from 1978 to 2007. Mr. Peacock is board certified in civil trial law by the Texas Board of Legal Specialization. His practice specializes in business litigation, including contract, real estate, intellectual property and oil and gas disputes. Mr. Peacock received his Bachelors degree from the University of Texas at Austin and a Doctor of Jurisprudence with Honors from the University of Texas School of Law.

The Board believes that Mr. Peacock’s legal experience aids the Board and management in assessing and managing the legal risks facing the Company’s current operations as well as in considering the legal risks of potential future activities.

Election of Preferred Director

On May 2, 2012 the Company completed a private placement of Series A Preferred Stock and Common Stock Purchase Warrants to JCH Crenshaw Holdings, LLC pursuant to a Securities Purchase Agreement dated April 13, 2012. Pursuant to such agreement, the Company agreed to increase the Board by one director and the holders of the Series A Preferred Stock, voting as a separate class, are entitled to elect one director (the “Preferred Director”). As required by the agreement, the Board appointed Casey Crenshaw as the Preferred Director as of May 2, 2012 and he was elected as the Preferred Director by the holder of the Series A Preferred Stock as of the dates of the 2013, 2014, 2015 and 2016 Annual Meetings. The holder of the Series A Preferred Stock has advised the Company that Casey Crenshaw will be elected by written consent as the Preferred Director for a term commencing on the date of the 2017 Annual Meeting and continuing until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Proxies for the Preferred Director are not being solicited.

Casey Crenshaw, age 42, is currently serving as President and as a member of the Board of Directors of The Modern Group, Ltd, a privately owned diversified manufacturing, parts and distribution, rental/leasing and finance business. Mr. Crenshaw has held various positions with The Modern Group since 1997, including over 10 years as CFO. Mr. Crenshaw holds a BA in Finance from Texas A&M University.

The Board believes that Mr. Crenshaw brings to the Board leadership perspective on the operation, management and financing of a successful diversified manufacturing and service company.

Director Independence

The Board of Directors discussed and reviewed whether each nominee is independent within the Company’s corporate governance guidelines which are consistent with the director independence standards established by the NASDAQ Stock Market. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Peter Menikoff, Edward L. Kuntz, J. Hoke Peacock II, Casey Crenshaw and Neal M. Dikeman are independent. In determining the independence of Mr. Peacock, the Board considered that M&I utilized Mr. Peacock’s law firm for matters which generated $42,003 in fees and expenses to such firm in 2016. Such arrangement does not reflect on Mr. Peacock’s independence under NASDAQ Stock Market director independence standards.

Information about the Nominating Process

The Company’s Board of Directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as directors.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to William Brod, Corporate Secretary, American Electric Technologies, Inc., 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079.

Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors. Our Bylaws were filed with the Securities and Exchange Commission on Form 8-K on February 10, 2009, and can be viewed by visiting the SEC website at http://sec.gov. You may also obtain a copy of the Bylaws by writing to William Brod, Corporate Secretary, American Electric Technologies, Inc., 1250 Wood Branch Park Drive, Houston, TX 77079. Such information must be provided within the period set forth below under “Stockholder Proposals For Next Annual Meeting.”

For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals For Next Annual Meeting.”

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a director of the Company but has identified the following qualities and skills necessary for our directors to possess:

•	Integrity

•	Commitment to enhancing stockholder value

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill time commitment

•	Ability to work well with other directors

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, in identifying nominees for director, the Committee does seek to have directors with a diversity of business experience and skills which allow for the expression of diverse viewpoints.

Director Attendance at the 2016 Annual Meeting

The Company expects all of its directors to attend the annual meeting of stockholders. Five of the directors attended the 2016 annual meeting of stockholders.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o William Brod, Corporate Secretary, American Electric Technologies, Inc., 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079. Any such communication will be distributed to each of the Company’s directors. A communication addressed to any individual director at the same address will be distributed only to that director.

Board Leadership Structure

The objective of the Board’s leadership structure is to provide effective and independent oversight of management on behalf of the stockholders. The Board’s three standing committees, described below, are composed entirely of independent directors. Peter Menikoff has served as the Board’s non-executive Chairman since the 2014 Annual Meeting. The Board believes its leadership structure provides effective and independent Board oversight of management.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.

Audit Committee

The Board adopted its current Audit Committee Charter on August 9, 2007. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection; and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The members of the Audit Committee are currently Edward L. Kuntz (Chairman), Peter Menikoff , Casey Crenshaw and Neal M. Dikeman. The Audit Committee met four times during the fiscal year ended December 31, 2016. The Board has determined that Messrs. Menikoff, Crenshaw, Dikeman and Kuntz are “independent” as defined in the listing standards of the NASDAQ Stock Market and that Mr. Menikoff, Mr. Dikeman and Mr. Kuntz qualify as “audit committee financial experts” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at http://www.aeti.com.

Corporate Governance and Nominating Committee

The primary functions of the Corporate Governance and Nominating Committee are to identify, evaluate and recommend nominees to serve as directors, review corporate governance principles and practices and respond to regulatory initiatives and requirements. The Corporate Governance and Nominating Committee met four times during the fiscal year ended December 31, 2016. The members of the Corporate Governance and Nominating Committee are currently J. Hoke Peacock, II (Chairman), Peter Menikoff, Neal M. Dikeman, Casey Crenshaw and Edward L. Kuntz. The Board of Directors determined that Messrs. Peacock, Menikoff, Dikeman, Crenshaw and Kuntz are considered independent as defined in the listing standards of the NASDAQ Stock Market. A copy of the Corporate Governance and Nominating Committee charter is available at http://www.aeti.com.

Compensation Committee

The Board of Directors established the Compensation Committee as a standing committee on May 22, 2007. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief

Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment agreements with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the employees stock incentive plan. The members of the Compensation Committee are currently Neal M. Dikeman (Chairman), Casey Crenshaw, J. Hoke Peacock, II, Peter Menikoff and Edward L. Kuntz. The Board of Directors determined that Messrs. Crenshaw, Peacock, Dikeman, Menikoff and Kuntz are considered independent as defined in the director independence standards of the NASDAQ Stock Market. A copy of the Compensation Committee charter is available at http://www.aeti.com.

Board’s Role in Risk Management

The Board and management are in the process of establishing a formal risk management policy providing for the assessment and management of risk factors relating to the Company. The Board of Directors, initially through the Audit Committee, provides oversight of the implementation and operation of the Company’s risk management processes. An internal auditor has been employed to formalize the process and begin the evaluation of risks that could impact the Company.

Code of Ethics

The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at http://www.aeti.com.

Attendance at Meetings

During the fiscal year ended December 31, 2016, the Board of Directors held six (two were telephonic) meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board held in 2016.

Director Compensation

Directors, other than the Preferred Director, who are not employees of the Company or any of its subsidiaries and who do not have a compensatory agreement providing for service as a director of the Company or any of its subsidiaries received the following compensation for 2016:

Annual retainer for each Director, paid quarterly in advance	$32,375
Additional annual retainer for Chairman of the Board, and the Chairs of the Compensation and Nominating and Governance Committees	$4,500
Additional annual retainer for Chair of the Audit Committee	$15,000

The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.

The Non-Employee Directors’ Deferred Compensation Plan provides that eligible directors may elect to defer 50% to 100% of their retainer fees. Each deferral election must be made prior to the year such retainer payment is due and will last for the entire year. Deferral elections may be terminated for the next year. Deferred amounts may be used to acquire our common stock at fair market value on the date each retainer payment would be otherwise paid to an eligible director, to acquire stock units equivalent to the fair market value of our common stock on the date each retainer payment would be otherwise paid or may be paid in cash following termination of service as a director with interest accruing at the prime rate on such deferred fees.

Directors who are employees and non-employee directors who are not eligible for the foregoing non-employee director compensation receive no separate compensation for director service.

2016 Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to directors who served during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	All other Compensation	Total ($)
Neal M. Dikeman	36,875	—	36,875
Edward L. Kuntz(1)	48,250	—	48,250
Peter Menikoff(1)	36,875	—	36,875
J. Hoke Peacock II	36,875	—	36,875
Casey Crenshaw	—	—	—

Total	$158,875		$158,875

(1)	Mr. Menikoff elected to defer payment of $36,875 of the fees earned and such deferred amounts were credited towards stock units equivalent in value to Company common stock at market price at the time that director fees are payable. Mr. Menikoff was credited with 15,494 stock units for service in 2016. Mr. Dikeman elected to defer payment of $36,875 of the fees earned and such deferred amounts were credited towards stock units equivalent in value to Company common stock at market price at the time that director fees are payable. Mr. Dikeman was credited with 15,494 stock units for service in 2016. Stock units are exchanged for equivalent number of shares of common stock six months after separation from service as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers were timely met during 2016.

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in NASDAQ Rule 4350(d)(2)(A).

Reference is hereby made to Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information.

PROPOSAL NO. 2

TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2017

The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of Ham, Langston & Brezina, LLP as the Company’s independent registered public accounting firm for 2017. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.

Representatives of Ham, Langston & Brezina, LLP are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Ham, Langston & Brezina, LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2007.

Fees billed for services provided by our independent registered public accounting firm for 2015 and 2016 were as follows:

	2015	2016
Audit Fees(1)	$232,000	$295,490
Audit-Related Fees(2)	—
Tax Fees(3)	—	—
All Other Fees(4)	11,000	11,500

Total	$243,000	$306,990

(1)	Audit fees represent fees for professional services provided by the independent registered public accounting firm in connection with the audit of our financial statements and review of our quarterly financial statements for the stated years. Included $63,000 related to Bomay audits in 2016.
(2)	Audit-related fees represent research and review of 8-K filing.
(3)	Tax fees principally included tax advice, tax planning and tax return preparation.
(4)	Other fees represent fees for the audit of the Company’s 401(k) Benefit Plan.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and Ham, Langston & Brezina, LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2016 fiscal year. The Audit Committee has also discussed with Ham, Langston & Brezina, LLP the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ham, Langston & Brezina, LLP its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2016 fiscal year for filing with the SEC.

Respectfully submitted,

Edward L. Kuntz (Chairman)
Casey Crenshaw
Neal M. Dikeman Peter Menikoff

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

Vote Required

The affirmative vote of a majority of the shares of voting stock present at the Annual Meeting and voting on the proposal as a single class is required to ratify the selection of the Company’s independent registered public accounting firm for 2017. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s stockholders the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and the related disclosures concerning executive compensation.

The primary objectives of our executive compensation program are to:

•	enable the Company to recruit, retain and motivate skilled and knowledgeable executives;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking incentive compensation to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

The Board of Directors believes that the achievement of these objectives is important to the Company’s long term success and requests stockholder approval the compensation of our named executive officers as disclosed in this Proxy Statement by adopting the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the definitive proxy statement for this meeting, is hereby approved.”

While the Board of Directors intends to carefully consider the stockholder vote on the proposal, the final vote will not be binding on the Board and is advisory in nature.

Vote Required

The affirmative vote of a majority of the voting shares of voting stock present at the Annual Meeting and voting on the proposal as a single class is required to approve the compensation of the named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 4

FREQUENCY OF ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This proposal provides the Company’s stockholders the opportunity to inform the Board as to how often they wish the Company to include a proposal, similar to Proposal No. 3 in this Proxy Statement, to approve the Company’s executive compensation program. The Board of Directors believes that an advisory vote on the approval of executive compensation should take place every three years. The Board believes that such frequency is sufficient to keep it advised of the stockholders’ opinion of the Company’s executive compensation program. The Board will consider the results of the voting on this proposal in determining the frequency of the advisory vote on executive compensation but the vote is not binding on the Board and is advisory in nature.

The proxy allows the stockholders to vote on the frequency of the advisory vote on executive compensation:

•	Three years;

•	Two years; or

•	One year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION EVERY THREE YEARS. PROXIES WILL BE VOTED FOR A “THREE YEAR” FREQUENCY ON THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Preferred Stock as of March 10, 2017 by (i) each stockholder who is known by the Company to own beneficially more than five percent of any class of the Company’s voting securities, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s current executive officers named in the Summary Compensation Table set forth in this proxy statement, and (iv) all executive officers and directors of the Company as a group. The information as to each person or entity is based upon the Company’s records, information filed with the SEC and information provided to the Company.

Name	Common Stock			Series A Preferred Stock
	Number of Shares (h)		Percent of Class (h)	Number of Shares	Percent of Class
Arthur G. Dauber	1,117,885		13.4		—
Casey Crenshaw	1,360,000	(a)	14.1	1,000,000	100
Charles M. Dauber	582,932	(b)	7.0
James J. Steffek	622,724		7.5
J. Hoke Peacock II	443,611	(c)	5.3
Neal T. Hare	261,616		3.1
William C. Miller	19,627		*
Peter Menikoff(d)	10,000		*
Edward L. Kuntz(d)	—
Neal M. Dikeman(d)	6,250		*
William Brod	—
Tieton Capital Management(e)	785,677		9.4
Ariel Investments, LLC(f)	1,329,911		16.0
All directors and officers as a group of (10) persons(g)	3,306,760		34.2	1,000,000	100

*	Indicates less than 1%
(a)	Includes 35,000 shares of common stock currently held, 1,000,000 shares of common stock which may be currently acquired upon conversion of 1,000,000 shares of Series A Preferred Stock and 325,000 shares of common stock which may be currently acquired by exercise of 325,000 common stock purchase warrants. Such common stock, Series A Preferred Stock and common stock purchase warrants are owned of record by JCH Crenshaw Holdings, LLC. Casey Crenshaw is the sole managing member of JCH Crenshaw Holdings, LLC and disclaims any beneficial ownership of the shares owned by JCH Crenshaw Holdings LLC in excess of his pecuniary interest in such shares.
(b)	Includes 65,500 shares held on behalf of a minor.
(c)	Includes 99,211 shares held in a pension plan with a bank trustee. Mr. Peacock has sole voting and investment power over these shares.
(d)	Does not include stock units held by directors as of March 10, 2017 from deferred director fees as follows: Peter Menikoff 87,366 units, Edward L. Kuntz 19,040 units and Neal M. Dikeman 34,712 units.
(e)	Based on the most recently available Schedule 13G filed with the SEC on January 24, 2017 by Tieton Capital Management. According to its amended Schedule 13G, Tieton Investments, LLC reported having shared voting and dispositive power over 785,677 shares beneficially owned. The amended Schedule 13G contained information as of December 31, 2016 and may not reflect current holdings of our common stock. The address for Tieton Capital Management is 4700 Tieton Drive, Suite C, Yakima, WA 98908.
(f)

Based on the most recently available Form 13G filed with the SEC on February 14, 2017 by Ariel Investments, LLC. According to its Form 13G, Ariel Investments, LLC reported having shared dispositive power over 1,329,911 shares and shared voting power over 780,519 shares beneficially owned. The amended Schedule 13G contained information as of December 31, 2016 and may not reflect current holdings of our common stock. The address for Ariel Investments, LLC is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.
(g)	Includes 1,000,000 shares of common stock which may be currently issued upon conversion of Series A Preferred Stock and 325,000 shares of common stock which may be currently issued upon exercise of common stock purchase warrants. See footnote (a) for further information.
(h)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 10, 2017, upon the exercise of options, warrants or convertible securities and conversion of restricted stock units. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and are exercisable within 60 days from that date have been so exercised. Unless otherwise noted, we believe that all persons named in this table own the shares directly and have sole voting and investment power with respect to shares indicated.

Address of Arthur G. Dauber, Charles M. Dauber and James J. Steffek is 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079. Address of J. Hoke Peacock II is 470 Orleans Street, Beaumont, TX 77701. Address of Casey Crenshaw and JCH Crenshaw Holdings, LLC is 470 Orleans Street, 7th Floor, Beaumont, TX 77701.

EXECUTIVE OFFICERS

Our executive officers are:

Name	Position
Charles M. Dauber	President and CEO
William C. Miller	Chief Operating Officer—M&I Electric Industries, Inc.
Neal T. Hare	Senior Vice President, Chief Technology Officer
James J. Steffek	Senior Vice President
William Brod	Senior Vice President, Chief Financial Officer and Secretary

Information about Charles M. Dauber is contained in “Nominees of the Board of Directors” above.

William C. Miller, age 56, was appointed Chief Operating Officer of our principal subsidiary, M&I Electric Industries, Inc., in September 2014. Mr. Miller was employed by Eaton Corporation (NYSE:ETN) from August 2001 to August 2014 serving as Global Marketing Director from June 2009 to August 2014, Business Unit Manager—Medium Voltage Components from February 2006 to June 2009 and Plant Manager from August 2001 to February 2006.

Neal T. Hare, age 70, is the Senior Vice President—Chief Technology Officer of M&I and has been with M&I since January 1992. He became Senior Vice President of Operations of the Company in May 2007 and was named Chief Technology Officer in January 2008. Mr. Hare’s service in the energy industry spans 38 years with 10 years as Vice President of Operations—Ross Hill Controls (DC Oilfield Drives) and Vice President of Operations—Powell Electrical Manufacturing (Switchgear and Controls). Mr. Hare has a Bachelor of Science degree in Electrical Engineering from Cal State-Long Beach.

James J. Steffek, age 67, has been employed at M&I since September 1973. He served as President of M&I from September 2009 to 2013. From May 2007 to September 2009 he was Senior Vice President of Sales and Business Development of the Company. From 1980 to September 2009 he was M&I’s Senior Vice President responsible for sales, marketing and operations including remote operations in Singapore and Mississippi. He was also responsible for international business development including Asia, South America and the Middle East. From 1973 through 1979 he worked in project management, engineering and sales positions at M&I. Prior to joining M&I, he worked for Continental Controls Corp. as a project engineer. Mr. Steffek holds a Bachelor of Science degree from the University of Houston.

William Brod, age 53, has been our Senior Vice President and Chief Financial Officer since November 2015. Mr. Brod served as CFO of OceanGeo, Houston, Texas, 2014 to 2015. From 2008 to 2013 he was Commercial Director of AES North America West. AES Corporation is a Fortune 200 global power company. From 2002 to 2008 he served as CFO of various AES Corporation subsidiaries and divisions. Mr. Brod is a Certified Public Accountant in the State of Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our executive compensation program are to:

•	enable the Company to recruit, retain and motivate skilled and knowledgeable executives;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking incentive compensation to the achievement of measurable corporate and individual performance goals; and

•	align executive incentives with the creation of stockholder value.

To achieve these objectives, we expect to maintain our executive compensation at levels which are competitive with those of other companies with which we compete for executive talent. In addition, all our named executive officers will have an annual bonus compensation program providing a cash bonus for achieving corporate and individual goals. We provide certain of our senior executive officers with performance based compensation in the form of equity awards that vest over time in amounts related to achieving specific corporate financial goals, personal goals and/or continued employment, which we believe will help to retain our executives and align their interests with those of our stockholders by allowing the executives to participate in the longer term success of our Company as reflected in stock price appreciation.

Elements of Our Executive Compensation Program

The following elements comprise compensation currently paid to our executive officers:

Base salary. We fix the chief executive officer’s base compensation and review his recommendations regarding the base compensation of the executive officers to provide assurance that we are able to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. At least annually, the Compensation Committee evaluates the base salaries for our executives, together with other components of compensation, and considers adjustments based on an assessment of each executive’s performance, competitive compensation trends and their review and consideration of compensation surveys and other information provided by our human resources department or from independent sources. We expect our CEO, as manager of our other senior executives, to keep the Compensation Committee advised as to how our senior executives are performing.

Executive Performance Cash Bonus Program. The performance bonus element of the cash compensation of our executive officers is based upon achievement of Company and individual performance goals recommended by our CEO and approved by our Compensation Committee. The 2016 performance bonus compensation program for our senior executives provides for cash bonus targets ranging from approximately 15% to 50% of base salary. Our CEO is primarily responsible for recommending to the Board of Directors the Company financial objectives and individual performance goals of our senior executives. A minimum targeted Company financial performance must be achieved for the cash bonus to be earned. The bonus is calculated including both individual and company performance metrics. Each of the individual and performance metrics includes financial and operating metrics. Some of each officer’s individual performance goals and objectives may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets make up approximately 75% of total bonus with individual goals encompassing the remainder. The Company financial performance element of each executive’s bonus is designated in a business area where the executive contributes and may include such performance metrics as earnings of the entire Company or one or more business segments. The Compensation Committee may also recognize exceptional performance in excess of targeted goals by granting bonus awards in excess of targeted amounts.

Our CEO reviews each senior executive’s performance against Company and individual performance goals set for that executive during the previous year. Based on this assessment, the CEO will then recommend to the

Compensation Committee what percentage of each executive’s target bonus the executive should receive. The Compensation Committee, without the CEO’s participation, evaluates the CEO’s performance to determine the CEO’s bonus by reviewing the CEO’s success in achieving the Company and personal performance goals establish by the committee in the prior year.

Equity Incentives. Our equity incentive program is the primary vehicle for offering long-term incentives to our employees, including our executive officers. Executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of the Compensation Committee. Our 2007 Employee Stock Incentive Plan authorizes the issuance of up to 1,700,000 shares of our common stock. In 2015 and 2016 certain executives were awarded performance-based restricted stock units. Some of these awards were subject to achievement of performance targets in the year of grant and continued employment to become fully vested, and some of such awards required only continued employment to become fully vested. The Compensation Committee will also recognize exceptional performance in excess of targeted goals by granting equity awards in excess of targeted amounts.

We believe equity awards provide our executive officers with an incentive to focus on our long-term performance, create an ownership culture among our management team and our employees, and align the interests of our executive officers with those of our stockholders. In addition, the vesting feature of our equity awards is designed to further our objective of executive retention by providing an incentive to our executive officers to remain employed with us during the vesting period. We believe the long-term performance of our business is improved through the grant of stock-based awards so that the interests of our executive officers are aligned with the creation of value for our stockholders. In determining the size of equity grants to our executive officers, our Compensation Committee will consider our overall performance, the applicable executive officer’s performance, the achievement of certain strategic initiatives, the amount of equity previously awarded to the executive officer, and the vesting of such awards, as well as their own business judgment and experiences. The Compensation Committee may also make the receipt of equity incentives subject to the achievement of specific objective Company financial goals and/or continued employment.

Grants of equity awards, including those to our named executive officers, are required to be approved by our Compensation Committee. We may grant equity awards to executive officers upon their initial hire and in connection with a promotion. In addition, grants of equity awards may be made from time to time in the discretion of our Compensation Committee and our Board of Directors consistent with our incentive compensation program objectives.

Other Compensation. Each of our executive officers is eligible to participate in our employee benefits programs on the same terms as non-executive employees, including our 401(k), medical, dental and vision care plans. In addition, employees, including executive officers, participate in our life and accidental death and dismemberment insurance policies, long-term and short-term disability plans, employee assistance program, and standard Company holidays.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. Our compensation committee and our board of directors may, in their judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes such payments are appropriate to attract and retain executive talent. To date we have made no compensation payments which did not comply with exemptions in Section 162(m).

Risk Considerations. The Compensation Committee considers whether the Company’s compensation policies and practices for both executives and other employees encourage unnecessary or excessive risk taking.

Base salaries are not believed to encourage excessive risk taking. The Company’s Executive Performance Bonus Program does focus on achievement of annual Company and/or individual performance goals, but both the Company and individual goals are considered appropriate for achievement without unnecessary and excess risk taking.

CEO Compensation. In connection with the CEO transition plan the Company entered into an employment agreement with Charles M. Dauber for his services as President and CEO of the Company. The Compensation Committee utilized an independent compensation consultant to assist it in setting Mr. Dauber’s salary. Such consultant has provided no other services to the Company or the Compensation Committee. The Compensation Committee believes the compensation package for Mr. Dauber is reasonable based upon Mr. Dauber’s experience, duties and responsibilities and the contributions made and expected to be made by him to the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

Respectfully submitted,

Neal Dikeman (Chairman)
Casey Crenshaw Peter Menikoff Edward L. Kuntz
J. Hoke Peacock II

Summary Compensation Table

The following table sets forth information concerning the compensation of our chief executive officer and our chief financial officer in 2016 and our three other most highly compensated executive officers serving as of December 31, 2016 (the “named executive officers”).

Name and Principal Position	Year Paid	Salary ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Charles M. Dauber	2016	323,750		45,749	—	12,000	381,499
President and Chief Executive Officer	2015	350,000		337,600	—	12,000	699,600

William C. Miller	2016	204,354		15,411	—	—	219,765
Chief Operating Officer, M&I Electric	2015	200,000		63,300	—	—	263,300

William Brod	2016	185,000		—	—	—	185,000
Senior Vice President and Chief Financial Officer (from November 2015)	2015	23,891	*				23,891

Neal T. Hare	2016	152,433		—	—	—	152,433
Senior Vice President	2015	191,729		—	—	—	191,729

James J. Steffek	2016	118,445		—	—	—	118,445
Senior Vice President	2015	175,093		—	—	—	175,093

*	Salary was prorated from employment date.

(1)	Amounts shown in the Stock Awards column reflects the aggregate grant date fair value of these awards for the fiscal year in which the awards are granted computed in accordance with FASB ASC Topic 718. The values are based on the probable outcome of the performance-based conditions of the awards. If the awards were valued on the maximum outcome of performance-based conditions the awards would be valued as follows:

Name	Year	Stock Awards($)
Charles M. Dauber	2016	176,000
	2015	337,600
William Brod	2016	70,000
	2015	—
William C. Miller	2016	105,000
	2015	63,300

Actual awards of stock may be reduced for shares withheld to cover withholding taxes.

(2)	Consists of performance-based cash bonus payments earned with respect to the years indicated. The Company did not meet the minimum targeted company financial performance metric and as a result no cash bonuses were paid to executives in 2015 and 2016.
(3)	Other compensation includes Company contribution to auto allowance.

Employment Agreements With Named Executive Officers

With the approval of the Compensation Committee, the Company has entered into employment agreements with three of its named executive officers. These employment agreements are intended to provide each executive with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by the Company and provide them with certain compensation and benefits upon certain termination of employment other than for cause or disability, including an involuntary termination after a change in control of the Company. These employment agreements also protect the Company’s interests during and following termination of employment by prohibiting the executives from engaging directly or indirectly in competition with the Company, from soliciting any employees, or from disclosing confidential Company information.

Charles M. Dauber has an employment agreement with the Company which provides for his employment to December 31, 2017. Mr. Dauber receives a base salary, a $1,000 per month automobile allowance and participation in the other benefit programs available to the Company’s executives. Mr. Dauber is also entitled to an expected annual performance-based cash bonus which is dependent upon the Company meeting its annual budget and operating plan objectives and which may be greater if performance is above operating plan objectives at the discretion of the Board of Directors and performance-based restricted stock units. In the event Mr. Dauber’s employment terminates other than for cause or resignation, his base salary, expected cash bonus and payment of COBRA health insurance premiums will continue monthly for up to twelve months or commencement of other employment, whichever occurs earlier, and payment of his equity bonus. In the event Mr. Dauber’s employment terminates after a change of control of the Company he will be entitled to payment of two year’s salary and expected bonus, vesting of any unvested stock options and restricted stock units which would have vested within 18 months following his termination date and payment of COBRA health insurance premiums for eighteen (18) months after his employment ends. Mr. Dauber continues to be subject to the non-competition and non-disclosure of confidential information provisions of his written employment agreement following his termination of employment.

William Brod entered into an employment letter agreement with M&I Electric Industries, Inc. upon commencement of his employment in November 2015 and amended in June 2016 which specifies his compensation but does not establish any fixed term of employment. It provides for an annual salary at the rate of

$200,000 with a performance-based target bonus of $60,000. Mr. Brod is entitled to receive an annual award of performance-based restricted stock units valued at $70,000 in common stock at time of issuance. The restricted stock units are subject to vesting upon achievement of individual and Company performance objectives for the year of issuance. Vested restricted stock units convert into common stock on a one-to-one basis in four equal annual installments from the original grant date, subject to a continuing employment requirement. In the event Mr. Brod’s employment is terminated for other than cause or disability, or in the event there is a change of control/acquisition resulting in his termination or a substantial reduction of his responsibilities, he will receive a severance package equal to up to twelve months of his then current base salary, $80,000 of cash bonus and reimbursement of COBRA medical insurance costs, if elected, for Mr. Brod and his family for up to twelve months. The severance and COBRA benefits will be paid out on a monthly basis and will cease upon commencement of other employment. Mr. Brod will also receive a retention bonus of $100,000 in March 2017 subject to continued employment through February 15, 2017.

William C. Miller entered into an employment letter agreement upon commencement of his employment in September 2014 and amended June 2016 which specifies his compensation but does not establish any fixed term of employment. It currently provides for an annual salary at the rate of $200,000 with a performance based target bonus of $100,000 based on achievement of individual and Company performance objectives. Mr. Miller is entitled to receive an annual award of $105,000 of restricted stock units which will have performance-based vesting. The vested restricted stock units convert into common stock on a one-to-one basis in four equal annual installments from the original grant date, subject to a continuing employment requirement. In the event Mr. Miller’s employment is terminated for other than cause or disability, or in the event there is a change of control/acquisition resulting in his termination, a substantial reduction of his responsibilities, or necessitating commuting outside of the Beaumont, Texas area, i.e., excessive travel distance, he will receive a severance package equal to up to twelve (12) months of his then current base salary, $80,000 of cash bonus and reimbursement of COBRA medical insurance costs, if elected, for Mr. Miller and his family for up to twelve (12) months. The severance and COBRA benefits will be paid out on a monthly basis and will cease upon commencement of other employment. Mr. Miller is entitled to receive the Company’s standard employee benefits. Mr. Miller also received a bonus grant of 22,500 restricted stock units in 2016 and will also receive a retention bonus of $100,000 in March 2017 subject to continued employment through February 15, 2017.

Our other named executive officers are also “at will” employees and are eligible to receive employee benefits generally available to all employees of the subsidiary by which they are employed and other benefits approved by the Compensation Committee.

In March 2017, the Compensation Committee of the Board of Directors established 2017 salary and target bonus applicable to our named executive officers as follows:

Named Executive	2017 Base Salary($)	2017 Target Bonus($)
Charles M. Dauber	332,501	175,000
William C. Miller	200,000	100,000
Neal T. Hare	156,568	100,000
James J. Steffek	102,995	100,000
William Brod	189,945	60,000

Actual bonus amounts payable to each executive will be based on the achievement of 2017 Company and individual performance goals established for each executive. A minimum targeted company financial performance must be achieved for the component of the bonus to be earned and must be achieved at the 100% level for the full bonus to be earned. Some of each executive’s individual goals may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets make up approximately 75% of total bonus with individual goals encompassing the remainder.

In connection with the 2017 salary and target bonus established for our named executive officers, the following were awarded performance-based restricted stock units under the 2007 Employee Stock Incentive Plan:

Named Executive	Restricted Stock Units
Charles M. Dauber	80,000
William C. Miller	53,846
William Brod	35,897

Vesting of the foregoing 2017 restricted stock unit awards is subject to achievement of the 2017 Company and individual performance goals established for each executive. The vested restricted stock units convert into common stock on a one-to-one basis in four equal annual installments from the date of grant and are subject to a continuing employment obligation through the date of conversion.

Grants of Plan-Based Awards in 2016

The following table provides information on the stock and cash plan-based awards granted to our named executive officers for 2016.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name		Threshold ($)	Target ($)	Maximum* ($)		Threshold (#)	Target (#)	Maximum (#)
Charles M. Dauber
EPB(1)	1/1/2016	—	$175,000	$175,000	*
PSU(1)	1/1/2016					—	80,000	80,000		168,000
William C. Miller
EPB(1)	2/4/2016		$100,000	$100,000
PSU(1)	2/4/2016						39,034	39,034		105,000
Neal T. Hare
EPB(1)	2/4/2016	—	$100,000	$100,000	*
James J. Steffek
EPB(1)	2/4/2016	—	$100,000	$100,000	*
William Brod
EPB(1)	2/4/2016	—	$60,000	$60,000	*
PSU(1)	2/4/2016					—	26,022	26,022		70,000

EPB: Employee Performance Based Cash Bonus

PSU: Performance Based Restricted Stock Unit

EPB(1) Potential performance-based cash bonus payment based on individual and company performance which might have been earned for 2016 performance. The actual amount of performance based cash bonus earned in 2016 is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

PSU(1) Potential performance-based restricted stock units which might have been earned based on individual and company 2016 performance. The actual value of performance based restricted stock units which were earned in 2016 is included in the “Summary Compensation Table” under the “Stock Awards” column.

(1)	Calculated in accordance with ASC 718 before any forfeiture adjustments.

*	As provided in the award the Compensation Committee will also recognize exceptional performance in excess of targeted amounts.

Option Exercises and Stock Vested in 2016

The following table provides information regarding the number of shares of common stock issued to our named executive officers upon conversion of vested restricted stock unit awards in 2016. No stock options were exercised in 2016.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Charles M. Dauber	20,795	$52,611
William C. Miller	7,005	17,723

(1)	Based on market value at time of conversion.

Outstanding Equity Awards at December 31, 2016

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2016. There were no option awards outstanding as of December 31, 2016.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)(2)
Charles M. Dauber	45,000	(a)	69,750	(a)	80,000	124,000
William C. Miller	28,125	(a)	43,594	(a)	67,742	105,000
William C. Miller	1,639	(b)	2,540	(b)	—	—
William Brod	—		—		45,161	70,000

(1)	Represents restricted stock units which require only continued employment to convert to shares of common stock on a one-to-one basis. The scheduled conversion date of these restricted stock units are: (a) one third on or about each of the following dates July 6, 2017, 2018 and 2019. (b) one half on or about each of the following dates: March 31, 2017 and 2018.
(2)	Based on the closing price of our common stock on December 30, 2016.
(3)	Represents performance-based restricted stock units granted in 2016 that have not vested, based on achieving target performance goals in 2016. Actual amount of award will vest on or about March 31, 2017 based on achievement of individual and Company performance goals in 2016. Vested units convert to common stock on a one-to-one basis.

Potential Payments Upon Termination or Change in Control

The following table estimates the potential maximum payments which would be required to be made to our named executive officers if they had terminated employment as of December 31, 2016 under each of the circumstances specified below.

		Severance	RSUs	Health Insurance	Total
Charles M. Dauber:	Discharge other than for cause or resignation	$525,000	$193,750	$18,000	$736,750
	Termination after change of control	$1,042,002	$317,750	$27,000	$1,386,752
William Brod:	Discharge other than for cause or disability	$287,495	$—	$18,000	$305,495
	Termination after change of control	$287,495	$—	$18,000	$305,495
William C. Miller:	Discharge other than for cause or disability	$298,000	$—	$18,000	$316,000
	Termination after change of control	$298,000	$46,134	$18,000	$362,134

The award agreements evidencing grants of stock options and restricted stock units issued after December 31, 2008 to certain of our executive officers provide that in the event of a change in control of the Company, the stock options and restricted stock units that are then available for vesting and unvested will vest in full. Based on the closing price of our common stock at December 31, 2016 the value of the restricted stock which would vest to our named executive officers on a change of control is as follows:

Total
Charles M. Dauber	$69,750
William C. Miller	$46,134

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company anticipates that it will hold its 2018 Annual Meeting of Stockholders on or about May 15, 2018. Any stockholder of record desiring to submit a proposal for action at the 2018 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at the address set forth below no later than November 24, 2017 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at the Company’s 2018 Annual Meeting. Such notice must be received by the Company not earlier than February 11, 2018, or later than 5:00 p.m., local time, on March 13, 2018.

Notice of director nominations and other proposals for the 2018 Annual Meeting of Stockholders must be delivered to William Brod, Corporate Secretary, American Electric Technologies, Inc. 1250 Wood Branch Park Drive, Suite 600, Houston TX 77079.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K

The Company’s financial statements for the year ended December 31, 2016 are included in the Company’s 2016 Annual Report to Stockholders, which is available to the Company’s stockholders on the Internet at

http://www.aeti.com/annualmeeting. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 without charge by requesting it in writing from William Brod, Corporate Secretary, American Electric Technologies, Inc., at 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
March 24, 2017
William Brod
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2017.

Vote by Internet

•	Go to www.investorvote.com/AETI

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Charles M. Dauber	☐	☐	02 - Neal M. Dikeman	☐	☐	03 - Peter Menikoff	☐	☐
	04 - J. Hoke Peacock II	☐	☐	05 - Edward L. Kuntz	☐	☐

			For	Against	Abstain			For	Against	Abstain

2.	To ratify the selection of the independent registered public accounting firm for 2017.		☐	☐	☐	3.	Advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

		3 Years	2 Years	1 Year	Abstain

4.	Frequency of advisory vote to approve executive compensation.	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

        +

02K85A

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY — AMERICAN ELECTRIC TECHNOLOGIES, INC.

Proxy for Annual Meeting of Stockholders To Be Held on May 12, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Charles M. Dauber and William B. Brod, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of AMERICAN ELECTRIC TECHNOLOGIES, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 12, 2017 at American Electric Technologies, Inc., 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079 at 1:00 p.m., central time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS NOS. 2 AND 3, AND “THREE YEARS” FOR PROPOSAL NO. 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY BY MAIL